UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 30, 2010 (November 29, 2010)

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-52013 (Commission File Number)	20-0640002 (IRS Employer Identification Number)
5 Penn Plaza (4th Floor), New York, New York 10001
(Address of Principal Executive Offices, Including Zip Code)
(212) 246-6700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01	Other Information.
     On November 29, 2010, Town Sports International Holdings, Inc. (the “Company”) received a letter from the Staff of the Securities and Exchange Commission (“SEC”) stating that the Staff has completed the previously disclosed investigation as to certain accounting matters relating to the Company and that the Staff does not intend to recommend any enforcement action by the SEC against the Company. The Company had been advised by the SEC, on September 14, 2009, that a formal order of private investigation had been issued with respect to the Company. The investigation related to the Company’s deferral of certain payroll costs incurred in connection with the sale of memberships in the Company’s health and fitness clubs and the time period utilized by the Company for the amortization of such deferred costs into expense and initiation fees into revenue. Since May 2008, the Company had been providing documents and testimony on a voluntary basis in response to an informal inquiry by the Staff of the SEC with respect to these same accounting matters. The letter from the Staff of the SEC confirms the completion of its investigation of these accounting matters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)
Date: November 30, 2010	By:	/s/ David M. Kastin
David M. Kastin
Senior Vice President — General Counsel and Corporate Secretary